Ex-99.(j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our reports dated October 21, 2011, and
June 23, 2011, which are incorporated by reference in this Registration Statement (Form N-1A) of Direxion Funds, to be filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 119 to the Registration Statement under the Securities Act of 1933 (File No. 333-28697).

/s/ Ernst & Young LLP

New York, NY

December 22, 2011